Giga-tronics Business Overview

- **Defense electronics company focused on two attractive EW markets**
  1. Airborne Military Applications:
     Sole sourced and recurring RF/Microwave Filter products
  2. RADAR/Electronic Warfare (**EW**) Threat Emulation Systems
- **HQ in California (24,000 sq. ft.)**
  - R&D Laboratory in New Hampshire
- **44 Employees**
  - 17 engineers
  - 20 Military Security Clearances
- **Military Certifications**
  - AS9100D (Aerospace Quality Management System)
  - DD254 (Handling of classified material)



** All forward-looking statements and non-historical information are subject to risks and uncertainties. Please review our most recent SEC Form 10-K for details.*

Giga-tronics
Solutions for Next Gen EW / Radar Test & Deployment

Filter Business: Sole Source and Steady

December 11, 2020

Microwave Filters for F15, F16, F18 fighter jets



7% Growth Per Year

In $ thousands



10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
FY13
FY14
FY15
FY16
FY17
FY18
FY19
FY
FY21 FCST
Microsource Sales
Microsource Gross Profits
Company Projection

Fiscal Year-End March 30

Giga-tronics
Solutions for Next Gen EW / Radar Test & Deployment

Radar/EW Business:
Solving a Mission-Critical Challenge

Fighter jet must recognize and jam
specific RADAR signals that represent a threat


Threat Radar
SatCom
IFF Interrogations & Transponders
Threat Radar
Data Links
RF Jamming
Weapons System Under Test (SUT)
Background EME Various Modulations
Data Links Voice Communications
Pulsed, CW Friendly & Threat Radars

Complex challenge given frequency hopping to avoid detection

Giga-tronics
Solutions for Next Gen EW / Radar Test & Deployment

Radar/EW: Only Solution Architected Like a RADAR/Jammer but Built Like a Test System

In the Lab



Our threat emulation system bombards a fighter jet's jammer with threat signals

Either in the lab

or jet flying overhead

1/10th the cost of existing solution

Unique Coherent Capture capability

On the Range



inside truck



Attractive Business Model

Microwave Filter Business: Our Rock

- Longstanding Microwave Filter business for F-15, F-16, F-18 jets
- Sole Source: $10M/year and growing at 7%/year, ~40% gross margins

RADAR/EW Threat Emulation Platform: Our Growth Engine

- Targeting 15% market share of US EW Test market
  - 2020 US EW test market is $392M*
  - Goal $60M/year revenues within 5 years, 50%+ gross margins

in $ Thousands	Fiscal 2018 ending 3-31-18	Fiscal 2019 ending 3-30-19	Fiscal 2020 ending 3-28-2020	FY21 Forecast ending 3-27-2021
Total Revenue	**$ 9,801**	**$ 11,148**	**$ 11,768**	**25%+ growth**
Gross Margins	28%	42%	39%	~41%
EBITDA	**$ (2,419)**	**$ 361**	**$ 184**	**profitable**

*Fortune Business Insights: Global Electronic Warfare Market_2016- 2027

Giga-tronics
Solutions for Next Gen EW / Radar Test & Deployment